UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code):  (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                 Other Events.

On July 27, 2005, Moody’s Investors Services, Inc. (“Moody’s”) announced that it has downgraded the debt rating of SIRVA Worldwide, Inc., a wholly owned subsidiary of SIRVA, Inc., to B2 from Ba3.  The press release issued by Moody’s follows.

MOODY’S DOWNGRADES RATINGS OF SIRVA WORLDWIDE INC. (CORPORATE FAMILY RATING TO B2); OUTLOOK NEGATIVE

Approximately $665 Million of Debt Instruments Affected

Moody’s Investors Service has lowered the ratings of SIRVA Worldwide Inc. (“SWI”), Corporate Family (previously called Senior Implied) Rating to B2 from Ba3.  The rating outlook is negative.  This concludes the ratings review commenced on February 22, 2005 following SIRVA Inc.’s (parent of SWI) disclosure of series of financial charges at SWI’s Insurance and European business units, as well as lower than expected operating margins.

The downgrade reflects an increased level of uncertainty in assessing the company’s financial condition and long-term earnings prospects given the continuing delay by SIRVA, Inc., in filing the required Form 10-K for fiscal year 2004 and the interim financial information,  Moody’s view of diminished financial strength at SWI as implied by the nature of the financial charges announced by SIRVA Inc., as well as the negative effects that the recently disclosed material weaknesses in accounting controls and reporting systems have on the quality of the company’s management information systems and reported financial results.

SIRVA has disclosed that its internal controls over financial reporting were ineffective as of December 31, 2004, causing it to evaluate the its internal control structure and financial reporting procedures to comply with reporting requirements prescribed by Section 404 of the Sarbanes-Oxley Act.  Moody’s views the weakness cited to be sufficient to impact ratings, as the adequacy of financial reporting systems, personnel and training is called into question.

Moreover, as the company’s business model is one that focuses on providing moving services by way of a broad network of affiliates globally, as opposed to a centralized and asset-intensive transportation operation, Moody’s views the integrity of the oversight of these businesses and the various services they provide to be paramount to the financial success and credit strength of the company.  As such, the uncertainty as to adequacy of controls over operations or financial reporting of SIRVA’s business units, regardless of the effect charges will have on financial statements, has a significant negative impact on the company’s credit profile.

The negative outlook reflects uncertainty of the long term financial strength of the company as a result of the disclosed inadequate financial controls. Moody’s also notes that the full impact from any restructuring that the company undertakes to remediate problems associated with its management controls and financial reporting systems are not yet fully known.

Ratings could be subject to further downward revision with any further delay in filing audited FY 2004 financial statements beyond SIRVA’s September 30, 2005 estimated filing date, or with a significant further increase in the financial charges which could suggest additional issues from its operational reviews that are more serious than expected.  Ratings could also be lowered if SWI’s lenders do not agree to additional waivers or amendments to terms of the senior credit facility, if needed, or if the now-formal SEC investigation, or any lawsuit, were to result in a judgment against the company.

The outlook could be changed to stable if the company files the required financial reports within the time schedule specified with a clean audit opinion, along with bank facility covenant compliance certificates, with no further unanticipated charges to report; demonstrates a level of financial controls sufficient to operate its diverse business operations; and, is able to quickly restore strong operating margins in its core business units.

According to the company, the continuing delay in filing the required Form 10-K by SIRVA, Inc. is caused by the on-going preparation of restated financial statements.  On January 31, the company announced that it had identified $21 to $25 million in pre-tax charges that would be recorded in the fourth quarter of 2004 relating to, among other items, certain accounting errors.  On June 20, 2005, the company revised its estimate of fourth quarter 2004 pre-tax charges to approximately $45 million, $27 million of which would require the restatement of prior quarterly and annual financial statements.  As a result of the restatement, pre-tax income for the first nine months of 2004 is expected to reduce by about $17 million.  Prior-years’ income is estimated to be reduced by smaller increments.  The $45 million charge represents a significant increase from the original estimate of $21-25 million, announced in January 2005. While modest relative to the company’s revenue base ($2.6 billion in sales, LTM September 2004), the charge is a substantial portion of LTM EBITDA.  Moreover,  Moody’s believes that the nature of the charges, which are still subject to revision until reports are actually filed, may suggest that the company’s long-term operating profitability and cash flow levels for on-going business operations may not be as robust as originally considered.

The following ratings have been downgraded:

SIRVA Worldwide, Inc.:

$175 million senior secured revolving credit facility, to B2 from Ba3;

$490 million senior secured term loan B, to B2 from Ba3;

Corporate family rating to B2 from Ba3

SIRVA Worldwide, Inc., headquartered in Westmont, Illinois, is a wholly-owned operating subsidiary of SIRVA, Inc.  SIRVA, Inc. is a leader in providing relocation solutions to a diverse customer base around the world. The company operates in more than 40 countries with approximately 7,000 employees and an extensive network of agents and other service providers. SIRVA’s brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords, Huet International, Kungsholms, ADAM, Majortrans, Allied Arthur Pierre, Rettenmayer, and Allied Varekamp in Europe; and Allied Pickfords in the Asia Pacific region. SIRVA Worldwide had LTM September 2004 revenues of $2.6 billion.

Item 9.01                                             Financial Statements and Exhibits.

(a)                               Financial Statements of Business Acquired.

Not applicable.

(b)                               Pro Forma Financial Information.

Not applicable.

(c)                                Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: July 27, 2005
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel &
Secretary